$5,000,000



                           REVOLVING CREDIT AGREEMENT



                           Dated as of October 6, 1997



                                      among



                         TSR CONSULTING SERVICES, INC.,

                                    TSR INC.,

                        CATCH 21/ENTERPRISES INCORPORATED

                                       AND

                            THE CHASE MANHATTAN BANK


                   =========================================

                                                            Execution Copy


     REVOLVING CREDIT AGREEMENT dated as of October 6, 1997 ("the "Agreement") among TSR CONSULTING SERVICES, INC. a New York corporation (the "Borrower"), TSR, INC. (the "Parent") and CATCH 21/ENTERPRISES INCORPORATED (collectively with the Parent and any other parties hereafter becoming guarantors hereunder in accordance with Section 5.10 hereof, the "Guarantors") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bank").

     WHEREAS, the Borrower has requested the Bank to extend credit to it on a revolving credit basis at any time and from time to time prior to the Expiration Date (as defined below) by making Loans to the Borrower not in excess of $5,000,000 in the aggregate at any time outstanding, the proceeds of which shall be used by the Borrower to finance in part the working capital requirements of the Borrower and the Guarantors; and

     WHEREAS, the Bank is willing to extend such credit to the Borrower, subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing the parties hereto agree to the following:

I. DEFINITIONS

     SECTION 1.01. Definitions. As used herein, the terms defined in the preamble shall have the same meaning when used in this Agreement and the following words and terms shall have the following meanings:

     "Account" or "Accounts" shall have the meaning set forth in the Security Agreements.

     "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the Eurodollar Rate in effect for such Interest Period and (ii) Eurodollar Reserves. For the purposes hereof, "Eurodollar Rate" shall mean, for any Interest Period, the rate (rounded upwards, if necessary to the next 1/16 of 1%) at which dollar deposits approximately equal to the principal amount of the proposed Eurodollar Loan and for a duration equal to the applicable proposed Interest Period are offered to the Bank in immediately available funds in an Interbank Market for eurodollars at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period. For purposes hereof, the term "Eurodollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements for the Bank (without duplication, but including, without limitation, basic, supplemental, marginal or emergency reserves), from time to time in effect under Regulation D of the Board of Governors of the Federal Reserve System (or any successor) with respect to eurocurrency funding currently referred to as "Eurocurrency liabilities" in Regulation D. It is agreed that for purposes hereof any amount bearing interest at the Eurodollar Rate shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

     "Advance Rate" shall mean 75%, or such other percentage as the Bank may determine in its reasonable discretion based upon the results of any audit conducted by the Bank from time to time, provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Bank shall give the Borrower 30 days' prior written notice of any change in the Advance Rate.

     "Affiliate" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership, partnership, joint venture, trust or unincorporated organization which, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

     "Alternate Base Rate Loan" shall mean a Loan bearing interest in accordance with Subsection 2.08 of this Agreement.

     "Assignment and Pledge Agreement" shall mean a certain Assignment and Pledge Agreement of even date herewith, as amended from time to time, made by the Borrower in favor of the Bank, in form and substance satisfactory to the Bank pledging and assigning to the Bank the amounts referred to in the final sentence of Section 2.12(a-1) hereof.

     "Borrowing Base" shall mean, at any date of determination, the Advance Rate multiplied by Eligible Accounts.

     "Borrowing Base Certificate" shall mean a Borrowing Base Certificate in the form of Exhibit B attached hereto and made a part hereof.

     "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Borrower.

     "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which the Bank is open for business in New York City, provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which the Bank is not open for dealings in dollar deposits in an Interbank Market.

     "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with Generally Accepted Accounting Principles, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

     "Chief Financial Officer" shall mean the Chief Financial Officer of the Borrower.

     "Closing Date" shall mean October 6, 1997.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean and include all Accounts of the Borrower and the Guarantors, any amounts pledged and/or assigned to the Bank pursuant to the Assignment and Pledge Agreement and any other items of real or personal property in which the Borrower or the Guarantors has granted or may in the future grant a security interest in favor of the Bank to secure the obligations and liabilities of the Borrower and the Guarantors under the Loan Documents to which each is a party.

     "Commitment" shall have the meaning assigned to such term in Section 2.01 hereof.

     "Commitment Fee" shall have the meaning set forth in Section 2.14 hereof.

     "Commonly Controlled Entity" shall mean, with respect to the Borrower or any Guarantor, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

     "Consolidated Capital Expenditures" shall mean, for the Borrower and the Guarantors, any expenditures (including deposits and Capitalized Lease Obligations) for assets which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition and which are properly classifiable as fixed assets the cost of which may not be deducted from income in the year of acquisition in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated Interest Expense" shall mean, for any period, the interest expense of the Borrower and the Guarantors, during such period determined on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed or calculable dividend payments on preferred stock, and (v) payments of interest expense in kind.

     "Consolidated Tangible Net Worth" shall mean, for the Borrower and the Guarantors, the excess of (i) the aggregate net book value of the assets (other than patents, patent rights, trademarks, trade names, treasury stock, franchises, copyrights, licenses, permits, goodwill, research and development costs, customer lists, training costs and other intangible assets classified as such in accordance with Generally Accepted Accounting Principles) after all appropriate adjustments in accordance with Generally Accepted Accounting Principles applied on a consistent basis (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset) over (ii) Consolidated Total Unsubordinated Liabilities, in each case computed and consolidated in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated Total Unsubordinated Liabilities" shall mean all items which, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, would properly be included on the liability side of the balance sheet (other than Subordinated Debt, capital stock, capital surplus and retained earning), as of the date on which the amount of Consolidated Total Unsubordinated Liabilities is to be determined, of the Borrower and the Guarantors, computed and consolidated in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default" shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice or the lapse of time or both or any other condition has been satisfied.

     "Eligible Accounts" shall mean all Accounts of the Borrower arising from sales in the ordinary course of business, net of any credits, rebates or offsets or commissions payable to third parties, which are unencumbered and as to which each of the requirements set forth below has been fulfilled to the satisfaction of the Bank. Each such Account is not:

          (a)  more than 90 days past invoice date;

          (a-1) written off or otherwise deemed uncollectible by the Borrower;

          (b) due from any Guarantor or any Affiliate of the Borrower or any Guarantor;

          (c) due from a foreign account debtor or any account debtor, the principal office of which is located outside the United States of America, except to the extent that such Account is secured by a letter of credit in form and substance satisfactory to the Bank in its sole discretion in favor of the Bank or in favor of the Borrower and assigned to the Bank, in each case issued by a bank doing business in the United States of America and satisfactory to the Bank in its sole discretion;

          (d) due from any federal, state or local government or any department, agency or authority thereof, unless the United States Assignment of Claims Act of 1940, as amended from time to time, or similar state law has been complied with;

          (e) for goods which have not been shipped or for which shipment is not yet complete or for services which have not yet been rendered in whole or in part;

          (f)  for consigned goods;

          (g)  an Account for which a credit has been issued by the Borrower;

          (h)  a contra Account;

          (i) due from an account debtor more than 50% of the total Accounts of which are more than 90 days past invoice date;

          (j) a Concentration Account. "Concentration Account" shall mean the Eligible Accounts of any account debtor which represent more than 10% of all Eligible Accounts of the Borrower, provided that, in the case of each of AT&T and IBM Corporation as account debtors, such percentage shall be 20%, and provided further that, if the debt rating issued to AT&T or IBM Corporation by Standard & Poor's Corporation or Moody's Investors Service, Inc. shall be lowered from the debt rating in effect on the date hereof for such account debtor, such percentage may be decreased for such account debtor at the discretion of the Bank;

          (k) for goods or services which have been returned or repossessed (in the case of goods) or rejected;

          (l) subject to dispute, setoff, defense or counterclaim, provided that the portion of the Account not so disputed or subject to setoff, defense or counterclaim or otherwise ineligible shall be considered an Eligible Account;

          (m) an Account which is evidenced by an instrument unless such instrument (as defined in the New York Uniform Commercial Code, as in effect from time to time) has been delivered to and is in the possession of the Bank;

          (n)  due from an account debtor which is bankrupt or insolvent; or

          (o) an Account which is otherwise unacceptable to the Bank for credit reasons of which the Bank shall have given the Borrower notice at least 30 days in advance, provided that the 30 day notice requirement shall not apply if a Default or Event of Default shall have occurred and provided further that during such 30 day notice period the Borrowing Base may not be increased as a result of an increase in the Accounts of any account debtor with respect to which such notice was given.

The Bank reserves the right to revise its criteria for eligibility from time to time in its sole discretion based upon, but without limitation to, factors such as the results of any field examinations made pursuant to or in connection with this Agreement, provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Bank shall give the Borrower 30 days' prior written notice of any change in the foregoing definition.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Guarantor would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c),
(m) and (o) of the Code.

     "Eurodollar Loan" shall mean a Loan bearing interest in accordance with
Section 2.10 of this Agreement.

     "Eurodollar Rate" and "Eurodollar Reserves" shall have the meaning specified in the definition of "Adjusted Eurodollar Rate".

     "Event of Default" shall mean any Event of Default set forth in Article
VII.

     "Executive Officer" shall mean, with respect to the Borrower or any Guarantor, the Chairman, the President, the Chief Financial Officer, the Secretary or any Vice-President and the respective successors, if any, designated by the Board of Directors.

     "Expiration Date" shall mean the earlier of October 6, 1999 or the date the Commitment may otherwise be terminated in accordance herewith.

     "Fees" shall mean the Commitment Fee and any other fees now or hereafter payable hereunder.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor Subsidiaries" shall be the collective reference to each of the Parent's Subsidiaries which is a Guarantor.

     "Guarantors" shall mean the Parent, Catch 21/Enterprises Incorporated and any and all other Persons which shall hereafter become guarantors in accordance with Section 5.10 hereof.

     "Guaranty" shall be the collective reference to the guaranties of payment of even date herewith, as amended from time to time, made by the Guarantors in favor of the Bank, each in form and substance satisfactory to the Bank, and any other guaranty hereafter made by any subsequent Guarantor pursuant to Section
5.10 hereof.

     "Indebtedness" shall have the meaning set forth in Section 6.02 hereof.

     "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of such term used in
Section 4245 of ERISA.

     "Insolvent" shall mean the condition of Insolvency.

     "Interbank Market" shall mean the London interbank market or the New York interbank market.

     "Interest Margin" shall mean 1% at any time that the Funded Debt Ratio is less than .50:1.00, 1.25% at any time that the Funded Debt Ratio is equal to or greater than .50:1.00 but less than 1.75:1.00 and 1.5% at any time that the Funded Debt Ratio is equal to or greater than 1.75:1.00.

          The initial Interest Margin shall be 1% until the day which is ten
     (10) Business Days following the receipt of the financial statements for the fiscal quarter ending August 31, 1997 pursuant to Section 5.03(a) hereof. Thereafter, the Interest Margin shall be determined on the day which is ten (10) Business Days following the receipt by the Bank of the financial statements referred to in Section 5.03(a) or (b), as the case may be (each such date, whether such statements are received within the time limits required therein or subsequently, a "Reset Date"), and shall apply to all Eurodollar Loans outstanding on such Reset Date or to be made on or after such Reset Date until, but not including, the next Reset Date. Notwithstanding the foregoing, (a) if any financial statements are not received by the Bank when due hereunder, the Interest Margin on all Eurodollar Loans outstanding on such date or to be made thereafter shall be 1.5% until the Reset Date occurring ten (10) Business Days after the receipt of such financial statements; and (b) if any Default or Event of Default shall have occurred and be continuing, the Interest Margin shall not be reduced.

          "Funded Debt Ratio" shall mean the ratio of the consolidated Indebtedness for borrowed money of the Borrower and the Guarantors to the consolidated earnings (excluding extraordinary gains) before interest, taxes, depreciation and amortization expenses of the Borrower and the Guarantors (in each case, computed and consolidated in accordance with GAAP applied on a basis consistent with prior periods and measured over the four
     (4) fiscal quarters immediately preceding any date of determination), as set forth on the most recent certificate delivered to the Bank pursuant to paragraphs (c) and/or (d) of Section 5.03 hereof.

     "Interest Payment Date" shall mean (a) the last Business Day of each calendar month commencing with the calendar month immediately following the date of any Loan, (b) the Expiration Date and (c) as to any Eurodollar Loan, the last day of each Interest Period.

     "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) of the calendar month that is one (1), two (2), three (3) or six (6) months, thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case (i) such interest Period shall end on the first preceding Business Day and (ii) the Interest Period for any continuation of such Eurodollar Loan shall end on the last Business Day of a calendar month, and (b) no Interest Period may be selected for any Eurodollar Loan which ends after the Expiration Date.

      "Loan(s)" shall mean any loan by the Bank to the Borrower pursuant to
Article II hereof and shall refer to an Alternate Base Rate Loan or a Eurodollar Loan, each of which shall be a "Type" of Loan.

     "Loan Documents" shall mean collectively, the Agreement, the Note, any agreements or documents referred to in Article IV hereof and all other documents, certificates and instruments executed in connection therewith, as amended from time to time.

     "Material Adverse Effect" shall mean, with respect to (i) the Borrower or
(ii) the Borrower and the Guarantors taken as a whole, a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of such Person or group of Persons, (b) the ability of such Person or group of Persons to perform its or their obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents against such Person or group of Persons or the rights or remedies of the Bank hereunder or thereunder.

     "Material Contract" shall mean, with respect to any Person, any of the following:

          (i) all contracts relating to the borrowing of money by such Person (including those relating to the deferred purchase price for property or services, other than accounts payable arising in the ordinary course of business) or the guaranty by such Person of the foregoing, in each case involving a principal amount in excess of $25,000; or

          (ii) all leases or subleases of real property used in the operation of the business of such Person; or

          (iii) any other contract (a) requiring payment by or to such Person of more than $25,000 annually and (b) not terminable without payment or penalty of any kind by such Person on notice of 45 days or less.

     "Multiemployer Plan" shall mean a Plan which is a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.

     "Note" shall mean the promissory note of the Borrower delivered pursuant to
Section 2.02, as amended from time to time.

     "Notice of Borrowing" shall have the meaning set forth in Section 2.01(c).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title 1 of ERISA or any successor thereto.

     "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, any Guarantor or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "Prime Rate" shall mean the rate of interest per annum announced from time to time by the Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is announced.

     "Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA other than those events as to which the twenty-day notice period is waived under Subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

     "Security Agreements" shall mean each of the Security Agreements of even date herewith, as amended from time to time, between the Borrower and each Guarantor, respectively, and the Bank in form and substance satisfactory to the Bank, and any other security agreements hereafter made by any subsequent Guarantor pursuant to Section 5.10 hereof.

     "Single Employer Plan" shall mean any plan which is not covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Subordinated Debt or Indebtedness" shall mean, with respect to any Person, all Indebtedness of such Person which is subordinated in right of payment, in a manner satisfactory to, and previously approved in writing by, the Bank, to all Indebtedness of such Person to the Bank.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, limited liability partnership, association or other business entity more than 50% of the voting stock or other ownership interest having the right to vote of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

     "Type" shall have the meaning specified in definition of "Loan".

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     SECTION 1.02. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. "Generally Accepted Accounting Principles" or "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the consolidated financial condition, and the consolidated results of operations and cash flow, of the Parent, the Borrower and the Guarantor Subsidiaries, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a Generally Accepted Accounting Principle or practice may be so changed. Any dispute or disagreement between the Borrower or any Guarantor and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of independent accountants selected by the Borrower and approved by the Bank for the purpose of auditing the periodic consolidated financial statements of the Parent, the Borrower and the Guarantor Subsidiaries.

II. LOANS

     SECTION 2.01. Loans. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Bank agrees to make loans (individually a "Loan" and collectively the "Loans") to the Borrower at any time or from time to time on or after the date hereof and until the Expiration Date, provided that no Default or Event of Default shall have occurred and be continuing, in an aggregate principal amount not in excess of the lesser of (i) $5,000,000 (the "Commitment") and (ii) the current Borrowing Base as set forth on the most recent Borrowing Base Certificate. Within the foregoing limits, the Borrower may borrow, repay or reborrow hereunder on or after the date hereof and prior to the Expiration Date, subject to the terms, provisions and limitations set forth herein.

     (b) Loans made by the Bank on any one day shall be in any combination of Alternate Base Rate Loans and Eurodollar Loans, provided, that (i) each Eurodollar Loan shall be in an amount not less than $500,000 and integral multiples of $100,000 in excess thereof and (ii) each Alternate Base Rate Loan shall be in an amount not less than $250,000 and integral multiples of $100,000 in excess thereof unless the available Commitment is less than $250,000, in which case an Alternate Base Rate Loan may be in the amount of the available Commitment. The initial Loan by the Bank shall be made against delivery to the Bank of the Note, payable to the order of the Bank, as described in Section 2.02 hereof and upon delivery of the other documentation required in Article IV herein.

     (c) Each Alternate Base Rate Loan shall be made upon written, telegraphic or facsimile notice from the Borrower to the Bank not later than 11:00 A.M. New York city time on the

Business Day on which it is requested, and each Eurodollar Loan shall be made upon written, telegraphic or facsimile notice from the Borrower to the Bank not later than 11:00 A.M. New York city time on the day which is three (3) Business Days prior to the first day of the Interest Period for which such Loan is requested. Each such notice (a "Notice of Borrowing") shall specify the requested date, amount and Type of Loan and, in the case of a Eurodollar Loan, the requested Interest Period. A Notice of Borrowing, once given, shall be irrevocable.

     SECTION 2.02. Note. The Loans shall be evidenced by a promissory note (the "Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Borrower and payable to the order of the Bank in the principal amount equal to the Commitment. The date and amount of each Loan, each payment or prepayment of principal of each Loan and, in the case of a Eurodollar Loan, the interest rate and the Interest Period shall be recorded on the schedule attached to the Note, and the Borrower hereby authorizes the Bank to make such recordation. The Note, the schedule or schedules attached thereto and the books and records of the Bank shall be presumptive evidence of the Loans, absent manifest error. The aggregate principal amount outstanding on the Note shall be payable on the Expiration Date and all accrued and unpaid interest thereon shall, be payable on each Interest Payment Date.

     SECTION 2.03. Interest on Loans. Each Loan shall bear interest in accordance with Section 2.08 if it is an Alternate Base Rate Loan and Section
2.10 if it is a Eurodollar Loan.

     SECTION 2.04. Intentionally omitted.

     SECTION 2.05. Intentionally omitted.

     SECTION 2.06. Intentionally omitted.

     SECTION 2.07. Intentionally omitted.

     SECTION 2.08. Interest on Alternate Base Rate Loans. The Borrower shall pay interest on the unpaid principal amount of each Alternate Base Rate Loan from the Borrowing Date of such Loan until the Expiration Date on each Interest Payment Date at an interest rate per annum equal to the Alternate Base Rate.

     SECTION 2.09. Intentionally omitted.

     SECTION 2.10. Interest on Eurodollar Loans. The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan from the Borrowing Date of such Loan until the date such principal amount is due and payable, on each Interest Payment Date for such Loan at an interest rate per annum equal to the Adjusted Eurodollar Rate plus the Interest Margin.

     SECTION 2.11. Continuation and Conversion of Loans. The Borrower shall have the right, at any time on three (3) Business Days' prior irrevocable written notice to the Bank, to continue any Eurodollar Loan or portion thereof into a subsequent Interest Period and to convert any Loan or portion thereof into a Loan of a different Type, subject, in the case of a Eurodollar Loan, to the selection of an Interest Period and, in the case of all Loans, to the following conditions precedent:

          (a) no portion of the outstanding principal balance of any Loans may be continued as, or converted into, Eurodollar Loans when any Event of Default shall have occurred and be continuing;

          (b) in the case of a continuation of or conversion of less than all the Loans, the aggregate principal amount of Loans continued or converted shall be as provided in Section 2.01(b) hereof;

          (c) each conversion shall be effected by the Bank by applying the proceeds of the new Loan to the Loan (or portion thereof) being converted, and accrued interest on the Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion; and

          (d) a Eurodollar Loan may be converted to an Alternate Base Rate Loan only on the last day of its Interest Period;

          (e) each request for a Eurodollar Loan or a continuation thereof which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of a one (1) month; and

          (f) in the event that the Borrower does not give notice to continue any Eurodollar Loan into a subsequent Interest Period, the Borrower shall be deemed to have requested that such Loan (unless repaid) be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period.

     SECTION 2.12. Prepayment of Loans. (a) Subject to the provisions of Sections 2.12(b), 2.17 and 2.20 hereof, the Borrower may, upon at least one (1) Business Day's notice in the case of an Alternate Base Rate Loan and five (5) Business Days' notice to the Bank in the case of a Eurodollar Loan (which notice shall be in writing and, once given, shall be irrevocable), prepay the outstanding amount of any Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that any prepayment of any Eurodollar Loan shall be made on the last day of an Interest Period for such Loan; and provided, further, that each partial prepayment of any Loan shall be in a principal amount not less than $500,000 and integral multiples of $100,000 in excess thereof in the case of a Eurodollar Loan and $100,000 in the case of Alternate Base Rate Loans.

     (a-1) The Borrower shall prepay the Note on the date of delivery to the Bank of any Borrowing Base Certificate if (or on such earlier date on which the Chief Financial Officer shall have become aware that) the outstanding principal balance of the Note is greater than the then current Borrowing Base (as set forth on such Borrowing Base Certificate). Such prepayment shall be in an amount equal to the difference between such Borrowing Base and the outstanding principal balance of the Note on such date. Each such prepayment shall be applied first to Alternate Base Rate Loans and thereafter to Eurodollar Loans in the order of their maturity, provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Bank will hold the amount of any such prepayment to be applied to Eurodollar Loans as additional Collateral in a cash collateral account pledged to the Bank pursuant to the Assignment and Pledge Agreement and shall apply the same on the last day of the Interest Period for each such Eurodollar Loan.

     (b) The Borrower shall reimburse the Bank on demand for any loss incurred by it in the reemployment of the funds released by any prepayment or conversion of any Eurodollar Loan required or permitted by any provision of this Agreement, in each case if such Loan is prepaid or converted other than on the last day of an Interest Period for such Loan. The Borrower further agrees to reimburse the Bank on demand for any loss incurred by it as a result of (i) Borrower's failure to prepay pursuant to notice given pursuant to paragraph (a) of this Section
2.12 or as required under paragraph (a-1) of this Section 2.12, (ii) Borrower's failure to make any regularly scheduled payment of principal of any Eurodollar Loan or (iii) in the reemployment of the funds released by any refusal by the Borrower to accept any requested Eurodollar Loan or any requested continuation thereof or conversion thereto.

     (c) Each prepayment of any Loan shall be accompanied by accrued interest on the amount of such prepayment to the date thereof.

     SECTION 2.13. Reduction or Termination of the Commitment. The Borrower shall have the right, upon at least five (5) Business Days' prior written notice to the Bank, at any time to terminate or from time to time permanently to reduce the Commitment without premium or penalty; provided, however, that (a) no reduction of the Commitment shall be less than $500,000, (b) the Commitment may not be reduced to the extent that following such reduction the unpaid principal of the Note would exceed the Commitment and (c) any acceleration of the Expiration Date shall be accompanied by the payment of any Commitment Fee then accrued hereunder.

     SECTION 2.14. Fees. The Borrower agrees to pay to the Bank, in consideration of its Commitment, a commitment fee ("Commitment Fee") of 1/8 of 1% per annum on the average daily unused portion of the Commitment (based on a year of 360 days), payable quarterly commencing on the first day of the second quarter following the Closing Date.

     SECTION 2.15. Late Payments; Interest. Any amount of principal, interest or any other amounts due hereunder which is not paid when due ("Overdue Payment"), whether at stated maturity, by acceleration or otherwise, shall, to the extent permitted by law, bear interest from such due date until the Overdue Payment is paid in full, which interest shall be payable on demand, at a fluctuating interest rate per annum equal to 2% in excess of the Alternate Base Rate. On and after the occurrence and during the continuance of an Event of Default, the rate of interest applicable to any Loan hereunder shall be increased to 2% above the rate which would otherwise be applicable to such Loan, except for Overdue Payments bearing interest as provided in the first sentence of this Section 2.15.

     SECTION 2.16. Application of Payments and Computations. All computations of the Alternate Base Rate, the Eurodollar Rate and Fees hereunder shall be made by the Bank on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     SECTION 2.17. Funds; Manner of Payment. Each Loan and each payment and prepayment of principal and interest on the Note shall be made in Federal or other immediately available funds without set-off or counterclaim to the Bank. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Fees, as the case may be. The Borrower hereby authorizes the Bank to charge its account #859-111636 for all principal and interest payments and any Fees due hereunder.

     SECTION 2.18. Capital Adequacy. If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change, compliance or directive (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, upon notice to the Borrower from the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered. Such notice shall set forth any additional amount or amounts determined by the Bank to be payable, shall include calculations in reasonable detail and shall, in the absence of manifest error, be presumptive evidence of the matters stated therein and be binding upon the Borrower.

     SECTION 2.19. Inability to Determine Rate. In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of such Eurodollar Loan are not generally available in the Interbank Market, or that the rate at which such dollar deposits are being offered will not accurately reflect the cost to the Bank of making or funding the principal amount of a Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Bank shall, as soon as practicable thereafter, give written, telegraphic, telephonic or facsimile notice of such determination to the Borrower and any request by the Borrower for a Eurodollar Loan or for conversion to or continuation of a Eurodollar Loan shall be deemed a request for an Alternate Base Rate Loan. After such notice shall have been given, and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

     SECTION 2.20. Other Events. (a) In the event that any enactment of or change after the date hereof in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy whether or not having the force of law and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof:

            (i) subjects the Bank to any tax with respect to the Eurodollar Loans hereunder or changes the basis of taxation of payment to the Bank of principal of or interest on any Eurodollar Loan or any commitment hereunder or any other amounts payable hereunder (other than any tax measured by or based upon the overall net income of the Bank or any branch or office thereof, imposed by the United States of America or by any other jurisdiction in which the Bank is qualified to do business or any political subdivision or taxing authority therein); or

            (ii) to the extent not included in the calculation of the Adjusted Eurodollar Rate, imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Bank in connection with payments by the Bank hereunder; or

          (iii) imposes upon the Bank or any Interbank Market any other condition with respect to any amount paid or payable to or by the Bank in connection with Eurodollar Loans pursuant to this Agreement;

and the result of any of the foregoing is to increase the cost to the Bank of making, continuing or maintaining any Eurodollar Loans or maintaining the Commitment with respect to Eurodollar Loans, or of converting (or of its obligation to convert) any portion of the Loans into Eurodollar Loans or to reduce the amount of any payment receivable by the Bank hereunder in respect of Eurodollar Loans, in each case by an amount which the Bank in its reasonable judgment deems material, then:

          (A) the Bank shall promptly notify the Borrower in writing of the happening of such event;

          (B) the Bank shall promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Bank or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

          (C) the Borrower shall pay to the Bank, within 30 days after delivery of the certificate referred to in clause (B) above, the amount of such additional cost, reduction or payment.

The Bank agrees to designate a different office of the Bank as its lending office for Eurodollar Loans if the designation would avoid or reduce any amount payable by the Borrower to the Bank pursuant to this paragraph (a); provided, however, that such designation need not be made if it would result in any additional costs, expenses or risks to the Bank that are not reimbursed by the Borrower pursuant hereto or would be in any other respect prejudicial to the Bank. If the Bank makes a demand for compensation pursuant to this paragraph
(a), the Borrower may at any time, upon at least three (3) Business Days' prior written or telegraphic notice to the Bank either (i) repay in full any outstanding Eurodollar Loan together with accrued interest thereon to the date of prepayment or (ii) convert such Loan to a Loan of a different Type, in either case, subject to Section 2.12(b) hereof.

     (b) Failure on the part of the Bank to demand compensation under paragraph
(a) above on any one occasion shall not constitute a waiver of its right to demand such compensation on any other occasion and failure on the part of the Bank to deliver any certificate in a timely manner shall not in any way reduce any obligations of the Borrower to the Bank under this Section 2.20.

     SECTION 2.21. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in any law or regulation or in the interpretation or application thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower by the Bank, the Bank may:

          (i) declare that such Eurodollar Loans will not thereafter be made by the Bank hereunder, whereupon the Borrower shall be prohibited from requesting such Loans from the Bank hereunder unless such declaration is subsequently withdrawn; and the Bank agrees to withdraw any such declaration if and to the extent that the making and/or maintenance by the Bank of its Eurodollar Loans shall cease to be unlawful; and

          (ii) require that all outstanding Eurodollar Loans made by it to be converted to Alternate Base Rate Loans, whereupon all such Loans shall be automatically converted to Alternate Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and subject to
     Section 2.12(b) hereof.

     (b) For purposes of this Section 2.21, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective on the last day of then current Interest Period or, if required by law, on such earlier date as shall be so required.

     (c) The Bank agrees to designate a different office of the Bank as its lending office for Eurodollar Loans if such designation will effect compliance with the law or regulation or interpretation thereof invoking the provisions of this Section 2.21; provided, however, that such designation need not be made if it would result in any additional costs, expenses or risks to the Bank that are not reimbursed by the Borrower pursuant hereto or would be in any other respect prejudicial to the Bank.

III. REPRESENTATIONS AND WARRANTIES

     Each of the Borrower and each Guarantor, as appropriate, represents and warrants to the Bank, with respect to itself and each of its Subsidiaries, that:

     SECTION 3.01. Organization, Corporate Powers, etc. It (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York (in the case of the Borrower) or the State of Delaware (in the case of the Guarantors), and (ii) has the power and authority to own its properties and to carry on its business as now being conducted, (iii) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties is such as to require such qualification, except where the failure to qualify would not have a Material Adverse Effect and (iv) has the corporate power to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

     SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder (a) have been duly authorized by all necessary corporate action, (b) will not violate (i) its certificate of incorporation or bylaws, (ii) any provision of law or any governmental rule or regulation applicable to it or, (iii) any order of any court or other agency of government binding on it or any Material Contract to which it is a party, or by which it or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such Material Contract, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets other than as contemplated by the Loan Documents to which it is a party. Each Person executing the Loan Documents has full authority to execute and deliver the same for it and on its behalf.

     SECTION 3.03. Financial Condition. (a) The Borrower has furnished the Bank with the consolidated financial statements of the Parent and its Subsidiaries for the fiscal year ended May 31, 1996, audited and certified by KPMG Peat Marwick, LLP, the consolidated and consolidating financial statements of the Parent and its Subsidiaries for the nine months ended February 28, 1997, prepared by the management of the Parent and a draft of (i) the consolidated financial statements of the Parent and its Subsidiaries for the fiscal year ended May 31, 1997, prepared under the direction of, and certified by, the Chief Financial Officer of the Parent, and (ii) the consolidating financial statements of the Parent and its Subsidiaries, prepared under the direction of, and certified by, the Chief Financial Officer of the Parent. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles applied on a basis consistent with prior periods, and present fairly in accordance with GAAP the financial condition of the Parent and its Subsidiaries, including the Borrower, as of the date thereof and the results of operations for the periods covered thereby, subject, in the case of the financial statements dated as of February 28, 1997, to normal year-end audit adjustments.

     (b) At the date of the most recent audited balance sheet referred to above, it had no material contingent obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto, unless the same was entered into in the ordinary course of business as currently conducted and would not result in a Material Adverse Effect.

     (c) During the period from May 31, 1996 to and including the date hereof it has not sold, transferred or otherwise disposed of any material part of its business or property, nor purchased or otherwise acquired any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and the Guarantors at May 31, 1996.

     (d) Since May 31, 1996 there has been no development or event, which has had or could reasonably be expected to have a Material Adverse Effect. It has no obligation or liability as of the date of this representation, contingent or otherwise which is material in amount and which was not reflected in the foregoing statements (and the related notes thereto), unless the same was entered into in the ordinary course of business as currently conducted and would not result in a Material Adverse Effect.

     (e) Each of the Borrower and each Guarantor is solvent.

     SECTION 3.04. Taxes. All assessed deficiencies resulting from Internal Revenue Service examinations of its Federal income tax returns have been discharged or reserved against. It has filed or caused to be filed all Federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except any such taxes that are immaterial in amount or are being contested in good faith with appropriate reserves set aside therefor.

     SECTION 3.05. Title to Properties. It has good and marketable title to its properties and assets reflected on the balance sheets referred to in Section
3.03 hereof, except for such properties and assets as have been disposed of since the date of such balance sheets as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except as required or permitted by the provisions hereof or as disclosed in the balance sheets referred to in Section
3.03 hereof, except (a) such defects in title which would not have a Material Adverse Effect and (b) Liens permitted under Section 6.01 hereof.

     SECTION 3.06. Litigation; Compliance with Laws; Environmental Matters.

          (a) There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any material part of its property, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions contemplated herein or which, if adversely determined against it, would have a Material Adverse Effect.

          (b) It is not in default with respect to any judgment, writ or injunction of any court, which default would have a Material Adverse Effect.

          (c) It is in compliance with all applicable laws, rules and regulations of the United State of America, any foreign government, any state or municipality thereof and any department, commission, board, bureau, agency or instrumentality of any thereof, except to the extent that non-compliance would not have a Material Adverse Effect.

          (d) It has not failed to obtain, maintain or comply in any material respect with any permit, license or other approval required under any Environmental Laws (as defined below).

          (e) It has not become subject to or received notice of any claim with respect to any liability (including without limitation for damages, costs of remediation, fines, penalties or indemnities), contingent or direct, directly or indirectly resulting from or based upon (i) violation of any Environmental Laws, (ii) the generation, use, handling, transportation, storage, treatment, disposal, or release or threatened release into the environment of, or the exposure to, any Hazardous Materials (as defined below) or (iii) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the matters set forth in this paragraph (e), and (iv) knows of no basis for any liability referred to in this paragraph (e).

          (f) Definitions:

          "Environmental Laws" means any law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by any federal, state or local government or any agency or instrumentality thereof relating to pollution or protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters related to the foregoing.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     SECTION 3.07. Agreements. It is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or regulation materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise) or prospects, nor is it in default under any other agreement or instrument to which it is a party which default would have a Material Adverse Effect.

     SECTION 3.08. ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower, any Guarantor or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. None of the Borrower, any Guarantor or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and none of the Borrower, any Guarantor or any Commonly Controlled Entity would become subject to any liability under ERISA if such Person were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, each Guarantor and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefits plan (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

     SECTION 3.09. Proceeds of the Loan. The proceeds of the Loans shall be used by the Borrower only for the purposes described in the preamble hereto.

     SECTION 3.10. Federal Reserve Regulations. (a) It is not engaged principally in, nor does it have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). If requested by the Bank under appropriate circumstances and as required by law, it, or any Subsidiary, will furnish to the Bank a statement on Federal Reserve Form U-1.

     (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

     SECTION 3.11. Subsidiaries. Attached hereto as Schedule I is a correct and complete list of all Subsidiaries of the Borrower and each Guarantor, showing as to each such Subsidiary, its name, the jurisdiction of its incorporation, the name of each owner and the percentage of outstanding shares or other ownership interest held by each shareholder or other owner. Each such Subsidiary is a corporation or other business entity duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 3.12. Conveyed Assets. All of the assets and liabilities of Construction Data Services, Inc. ("CDS") and TSR Health Care Services, Inc. ("Health Care"; CDS and Health Care are referred to collectively as the "Former Subsidiaries") have been sold, transferred or otherwise conveyed to one or more Persons other than the Borrower and the Guarantors, and neither of the Former Subsidiaries nor any of the Borrower and the Guarantors has any liability with respect to the Former Subsidiaries or either of them other than (a) liability for taxes to the extent set forth in Section 3.04 hereof, (b) liability of the Parent to CDS in an amount not in excess of $8,000,000 in respect of amounts withdrawn from CDS by the Parent with respect to which a corresponding asset appears on the books of CDS and (c) the obligations of Health Care to the Parent in respect of the Parent's funding of Health Care's operating losses in an amount not in excess of $350,000, provided that the obligations and liabilities set forth in clauses (b) and (c) shall have no effect on the consolidated financial position of the Parent and shall be eliminated not later than March 31, 1998 by non-cash transactions reflected in eliminating entries on the books of the Parent, CDS and Health Care, as applicable.

     SECTION 3.13. Not an Investment Company. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

     SECTION 3.14. Material Adverse Effect. No change, which has resulted in or which would be reasonably likely to have a Material Adverse Effect, has occurred in its business, assets, operations, prospects, condition (financial or otherwise) or ability to perform its obligations under the Loan Documents to which it is a party since the date of the audited financial statements most recently delivered to the Bank.

     SECTION 3.15. Governmental Approval. No registration with or consent or approval of, or other action by, any Federal, state or other governmental authority or regulatory body is required in connection with the execution, delivery and performance of the Loan Documents to which it is a party or the borrowings hereunder.

     SECTION 3.16. Full Disclosure. All written information heretofore furnished by it to the Bank for purposes of or in connection with this Agreement is, and all such written information hereafter furnished by it to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified, excluding (a) any such information constituting opinions, forecasts, projections, assumptions, intentions, theories, estimates, advertisements, expressions of possibility or probability or other similar statements of a type which, at the time made, are not capable of being characterized as true or untrue and (b) any information contained in documents prepared by Persons other than the Borrower, the Parent or any Guarantor or any of their respective agents. It has disclosed to the Bank in writing any and all facts which, in its reasonable judgment have or would be reasonably likely to cause a Material Adverse Effect.

     SECTION 3.17. Binding Effect. This Agreement and each other Loan Document to which it is a party constitute legal and valid obligations, binding upon it, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      SECTION 3.18. Trademarks and Licenses, etc. It owns, is licensed or otherwise has the right to use, to the best of its knowledge, all of the trademarks, service marks, trade names, franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person which would have a Material Adverse Effect. To the best of its knowledge, no slogan or other advertising device or product, in use, or contemplated to be used by it infringes upon any rights held by any other Person; no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened which is reasonably expected to have a Material Adverse Effect.

IV. CONDITIONS OF LENDING

     The obligation of the Bank to lend hereunder is subject to the following conditions precedent:

     SECTION 4.01. Representations and Warranties; No Default. On the Closing Date and at the time of the initial and each subsequent borrowing hereunder, (a) the representations and warranties set forth in Article III hereof, in the Guaranties, the Security Agreements and the Assignment and Pledge Agreement shall be true and correct in all material respects; (b) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to the Loan Documents (in the case of the Closing Date) or the Loan requested (in the case of each borrowing); (c) the Borrower and each Guarantor shall have delivered to the Bank a certificate dated the Closing Date or the date of such borrowing, as the case may be, and signed by an Executive Officer of each of them, stating that: (i) the representations and warranties set forth in Article III hereof, in the Guaranties, the Security Agreements and the Assignment and Pledge Agreement are true and correct in all material respects on and as of the Borrowing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent any such representation or warranty specifically relates to an earlier date); and
(ii) no Default or Event of Default has occurred and is continuing or will result after giving effect to the Loan requested; (d) the Borrower shall have delivered a duly completed Borrowing Base Certificate, dated the Borrowing Date and signed by the Chief Financial Officer of the Borrower; (e) after giving effect to the Loan to be made on such date, the outstanding principal balance of the Note will not exceed the Borrowing Base set forth in the Borrowing Base Certificate delivered to the Bank pursuant to clause (d) above); and (f) the Bank shall have received a Notice of Borrowing.

     SECTION 4.02. Opinion of Counsel. On or prior to the Closing Date, the Bank shall have received the legal opinion of Bachner, Tally, Polevoy & Misher LLP, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit C attached hereto and covering such other matters incident to the transactions contemplated by this Agreement as the Bank may reasonably require.

     SECTION 4.03. Note; Guaranties; Security Agreements; Assignment and Pledge Agreement. On or prior to the Closing Date, the Bank shall have received the Note, duly executed by the Borrower, the Guaranties, duly executed by the Guarantors, the Security Agreements, duly executed by the Borrower and the Guarantors and the Assignment and Pledge Agreement, duly executed by the Borrower.

     SECTION 4.04. Schedule of Operating Leases; Copies of Agreements. On or prior to the Closing Date, the Bank shall have received (subject to its satisfactory review) (a) a schedule of all operating leases to which the Borrower or any Guarantor is a party, setting forth with respect to each such lease the names of the lessor and lessee, the beginning and ending dates, the annual costs and the item leased and (b) a copy of each shareholder or voting agreement, each consulting agreement, each employment agreement and each other material agreement, instrument or other document to which the Borrower or any Guarantor is a party or by which (as, for example, in the case of a shareholder agreement) such Person or its assets could be affected, which could have a material effect on such Person's cash flow and/or profitability.

     SECTION 4.05. UCC Financing Statements. On or prior to the Closing Date, the Bank shall have received UCC-1 financing statements covering the Collateral, duly executed by the Borrower and the Guarantors, which shall be filed by the Bank at the expense of the Borrower.

     SECTION 4.06. Insurance Certificate. (a) On or prior to the Closing Date, the Bank shall have received (subject to its satisfactory review) an insurance certificate with respect to the Collateral and naming the Bank as an additional insured (with respect to liability insurance) and loss payee (with respect to casualty insurance).

     (b) On or prior to the Closing Date, the Bank shall have received evidence of the insurance required under Section 5.01 hereof.

     SECTION 4.07. Intentionally Omitted.

     SECTION 4.08. Supporting Documents. On or prior to the Closing Date, the Bank shall have received (a) a certificate of good standing for the Borrower and each Guarantor from the Secretary of State of the State of Delaware or New York, as applicable, dated as of a recent date; (b) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor dated the Closing Date and certifying (i) that attached thereto is a true and complete copy of the Certificate of Incorporation and the By-laws of such Person as in effect on the Closing Date; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Person authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and (iii) the incumbency and specimen signature of each officer of the Borrower and each Guarantor executing any Loan Document, and a certification by another officer of the Borrower and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of such Person; (c) a Borrowing Base Certificate dated the Closing Date and setting forth calculations made as of the last day of (i) the second preceding month if the Closing Date is on or before the fourteenth day of the month or (ii) the immediately preceding month if the Closing Date is on or after the fifteenth day of the month; (d) a detailed aging of Accounts (by Account) for the Borrower and each Guarantor dated as of the last Business Day of the calendar month next preceding the Closing Date, which shall be satisfactory to the Bank in its sole discretion;
(e) a draft of (i) the consolidated financial statements of the Parent and its Subsidiaries for the fiscal year ended May 31, 1997, prepared under the direction of, and certified by, the Chief Financial Officer of the Parent, and
(ii) the consolidating financial statements of the Parent and its Subsidiaries for the fiscal year ended May 31, 1997, prepared under the direction of, and certified by, the Chief Financial Officer of the Parent and its Subsidiaries, which shall be satisfactory to the Bank in its sole discretion; and (f) such other documents or information as the Bank may reasonably request.

     SECTION 4.09. Collateral Unencumbered. On or prior to the Closing Date, the Bank shall have received satisfactory proof that the Collateral is free and clear of all liens, claims, security interests and other encumbrances except Liens as such term is defined in Section 6.01 hereof.

     SECTION 4.10. Payment of Fees, Costs and Expenses. On the Closing Date, the Borrower shall have paid all fees then due and payable and all costs and expenses of the Bank

(including reasonable fees and all disbursements of counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

     SECTION 4.11. Legal Matters. All documents and legal and corporate proceedings in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby shall be satisfactory in form and substance to the Bank and its counsel, and counsel to the Bank shall have received copies of all documents which it may have reasonably requested in connection herewith and therewith.

V. AFFIRMATIVE COVENANTS

     Each of the Borrower and each Guarantor, as the case may be, covenants and agrees with the Bank that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Note, any Fees or any other amounts at any time due and payable hereunder or under any of the other Loan Documents remain unpaid, it will, and will cause each of its Subsidiaries to:

     SECTION 5.01. Corporate Existence, Properties, Insurance, etc. Except as permitted in Sections 5.02 and 6.04, do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, its rights and franchises and comply, in all material respects, with all laws applicable to it; at all times maintain, preserve and protect all franchises, trade names licenses, patents, trademarks and copyrights used or useful in the conduct of its business and preserve all material property used or useful in the conduct of its business and keep the same in good repair, working order and condition, reasonable wear and tear excluded, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; at all times keep its insurable properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire and business interruption, as is customary with companies in the same or similar business operating in the same or similar markets and naming the Bank as loss payee, (ii) workers' compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business operating in the same or similar markets against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and (iv) such other insurance as may be required by law; provided that not later than thirty days after the renewal, replacement or modification of any of the foregoing insurance policies, the Borrower shall deliver to the Bank a detailed schedule setting forth for each such policy: (a) the amount of such policy, (b) the risks insured against by such policy, (c) the name of the insurer and each insured party under such policy, (d) the policy number of such policy, and (e) such other information as any Bank may reasonably request. In addition, the Borrower shall deliver to the Bank written notice of any cancellation of any of the insurance policies required by this Section 5.01 within seven (7) Business Days after the Borrower receives notification of such cancellation.

     SECTION 5.02. Payment of Indebtedness, Taxes, etc. (a) Pay all indebtedness and obligations as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither it nor any of its Subsidiaries shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and there shall have been set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested; and further provided that, subject to the foregoing proviso, it will and will cause its Subsidiaries to pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

     SECTION 5.03. Financial Statements, Reports, etc. Furnish to the Bank:

          (a) as soon as available, but in any event not later than 105 days after the end of each fiscal year of the Borrower, (i) audited consolidated financial statements of the Parent, the Borrower and the Guarantor Subsidiaries (and in the case of the fiscal year ended May 31, 1997, Construction Data Services, Inc. and TSR Health Care Services, Inc.), including, without limitation, consolidated balance sheets and statements of income, cash flow and retained earnings, certified by KPMG Peat Marwick LLP or other independent certified public accountants of recognized standing selected by the Parent and reasonably acceptable to the Bank (the "Auditor") and accompanied by an unqualified opinion of the Auditor, and
     (ii) unaudited consolidating financial statements of the Parent, the Borrower and the Guarantor Subsidiaries (and in the case of the fiscal year ended May 31, 1997, Construction Data Services, Inc. and TSR Health Care Services, Inc.), prepared under the direction of, and certified by, the Chief Financial Officer of the Parent, the Borrower and the Guarantor Subsidiaries (and in the case of the fiscal year ended May 31, 1997, Construction Data Services, Inc. and TSR Health Care Services, Inc.), in the case of each of clauses (i) and (ii), showing the results of operations for such fiscal year and the financial condition at the close of such year and setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and consistent with prior periods;

          (b) as soon as available, but in any event not later than 60 days after the end of each quarter of each fiscal year of the Borrower, the consolidated and consolidating financial statements of the Parent, the Borrower and the Guarantor Subsidiaries (and in the case of each of the quarters ending November 30, 1997 and February 28, 1998, Construction Data Services, Inc. and TSR Health Care Services, Inc.), including, without limitation, consolidated and consolidating balance sheets and statements of income, cash flow and retained earnings, prepared under the direction of, and certified by, the Chief Financial Officer of the Parent, the Borrower and the Guarantor Subsidiaries (and in the case of each of the quarters ending November 30, 1997 and February 28, 1998, Construction Data Services, Inc. and TSR Health Care Services, Inc.), showing the results of operations for the period from the beginning of such fiscal year through the end of such quarter and the financial condition at the close of such quarter and setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and consistent with prior periods (subject to normal year-end audit adjustment);

          (c) with each delivery of financial statements required by (a) above, a certificate signed by the Auditor, as to whether or not, as at the close of such preceding fiscal year the Borrower and the Guarantors were, to the knowledge of the Auditor, in compliance with the financial covenants set forth in this Agreement, showing computation of the Funded Debt Ratio and the financial ratios set forth in Article VI hereof, and stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (d) with each delivery of financial statements required by (a) and (b) above, a certificate signed by the Chief Financial Officer as to whether or not, as at the close of such preceding period and at all times during such preceding period, the Borrower and the Guarantors were in compliance with all the provisions in this Agreement, showing computation of the Funded Debt Ratio and the financial ratios set forth in Article VI hereof and stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (e) promptly after receipt thereof, a copy of each management letter, if any, prepared by the Auditor;

          (f) within 15 calendar days after the end of each month, a Borrowing Base Certificate dated as of the close of business on the last Business Day of such month, certified by the Chief Financial Officer of the Borrower;

          (g) within 15 calendar days after the end of each month, a current and detailed aging of Accounts for the Borrower and the Guarantors as of the last Business Day of such month;

          (h) promptly after the same become publicly available, copies of (i) all periodic and other reports, proxy statements and other materials filed by the Borrower, the Parent or any other Guarantor with the Securities and Exchange Commission or distributed to the shareholders of the Parent, and
     (ii) all periodic and other reports, proxy statements and other materials filed by the Borrower, the Parent or any other Guarantor with any other federal, state or local government or any agency or instrumentality of any such government if the same relates to a matter which could have a Material Adverse Effect; and

          (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and the Guarantors and any of their respective Subsidiaries as the Bank may reasonably request.

     SECTION 5.04. Access to Premises and Records. Maintain financial records in accordance with Generally Accepted Accounting Principles and permit representatives of the Bank to have access to such financial and Collateral records and its premises and the premises of any of its Subsidiaries at reasonable times during normal business hours and upon request, to make such excerpts from such records, to discuss its affairs, finances and condition with its officers, employees, accountants, auditors and attorneys, and to conduct a field audit at least once in each year, the costs of which shall be paid by the Borrower if a Default or Event of Default shall have occurred and be continuing.

     SECTION 5.05. Notice of Adverse Change. Promptly, but not later than five
(5) Business Days after any change or information shall have come to the attention of any Executive Officer of the Borrower or any Guarantor, notify the Bank in writing of (a) any change in the business or the operations of the Borrower or such Guarantor or any Subsidiary of the Borrower or any Guarantor which, in the good faith judgment of such officer, would be reasonably likely to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Bank pursuant to this Agreement, fail, to any material extent, to present fairly the financial condition and results of operations purported to be presented therein in accordance with GAAP, disclosing the nature of such failure.

     SECTION 5.06. Notice of Default. Promptly, in the event any Executive Officer of the Borrower or any Guarantor knows of any Default or Event of Default, or knows of an event of default under any Material Contract to which the Borrower or any Guarantor is a party, furnish to the Bank a written statement as to such occurrence, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

     SECTION 5.07. Litigation Notice. Give the Bank prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (i) which, if adversely determined against it on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceedings would be reasonably likely to have a Material Adverse Effect, (ii) in which the amount in controversy is $100,000 or more and is not covered by insurance or (iii) in which injunctive or similar relief is sought.

     SECTION 5.08. ERISA. (a) Comply, in all material respects with the provisions of ERISA applicable to any Plan maintained by the Borrower or any Guarantor; (b) as soon as possible and, in any event, within 10 days after the Borrower or any Guarantor knows any of the following, deliver to the Bank a certificate of the appropriate Chief Financial Officer setting forth details as to such occurrence and such action, if any, which such Person or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Person, any ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred or is expected to occur, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that such Person or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. In addition to any certificates or notices delivered to the Bank pursuant to the second sentence hereof, copies of annual reports and any other notices received by the Borrower or any Guarantor required to be delivered to the Bank hereunder shall be delivered to the Bank no later than 30 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by such Person.

     SECTION 5.09. Compliance with Contractual Obligations and Requirements of Law; Applicable Laws. Comply, in all material respects, with all contractual obligations and requirements of applicable law (including without limitation Environmental Laws as defined in Section 3.06(f) hereof), the breach of which would be reasonably likely to have a Material Adverse Effect.

     SECTION 5.10. Subsidiaries.

     (a) Give the Bank prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary not existing on the date hereof and, within fifteen (15) Business Days after such organization, cause each such Subsidiary (a) to execute a Guaranty and thus to become a Guarantor hereunder,
(b) to execute a Security Agreement and Uniform Commercial Code financing statements and thus to create and perfect a first priority security interest in and lien on such Person's Accounts in favor of the Bank, (c) to execute and deliver to the Bank any and all other documents, instruments and agreements which the Bank or its counsel may deem necessary or appropriate in connection with becoming a Guarantor and granting a security interest in its Accounts and
(d) to comply with all of the terms and conditions of this Agreement applicable to Guarantors. Each such Subsidiary shall be treated as a Guarantor for all purposes.

      (b) On or before March 31, 1998, provide to the Bank evidence of the dissolution of Construction Data Services, Inc. and TSR Health Care Services, Inc.

     SECTION 5.11. Use of Proceeds. Use the proceeds of all Loans as provided in the first recital of this Agreement.

VI. NEGATIVE COVENANTS

     Each of the Borrower and each Guarantor, as the case may be, covenants and agrees with the Bank that, so long as this Agreement shall remain in effect or any of the principal of or interest on the Note, any Fees or any other amounts at any time due and payable hereunder or under any of the other Loan Documents remain unpaid, it will not, nor will it permit any Subsidiary, directly or indirectly, to:

     SECTION 6.01. Liens. Incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance or restriction of any nature whatsoever (including conditional sales or other title retention agreements) (each a "Lien") on any of its assets now or hereafter owned, other than:

          (a) Liens existing on the date hereof as set forth on Schedule II attached hereto which Liens are not to be renewed, extended or refinanced;

          (b) deposits under workers' compensation, unemployment insurance or other forms of governmental insurance or benefit and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal bonds or discharge of lien bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (c) statutory Liens of landlords and other Liens imposed by law, such as carriers', warehousemen's or mechanic's liens, incurred in good faith in the ordinary course of business and deposits made or bonds filed in the ordinary course of business to obtain the release of such Liens;

          (d) Liens for taxes, assessments and other governmental charges or levies not yet due, or Liens for taxes contested as permitted by Section 5.02;

          (e) Liens to secure Indebtedness permitted under Section 6.02(d) hereof, provided that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of the granting of such Lien and that no asset other than the asset financed secures such Indebtedness;

          (f) judgment Liens arising in connection with court proceedings, provided that the execution or other enforcement thereof is fully bonded or otherwise effectively stayed within 30 days after the entry thereof and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

          (g) any other Liens granted to the Bank.

     SECTION 6.02. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any indebtedness or liability for borrowed money or for the deferred purchase price of property or services, or similar obligations, or any obligation evidenced by one or more notes, bonds, debentures or similar instruments, or obligations in respect of a capital lease or acceptance facility or net liabilities in respect of a hedging agreement or with respect to any letter of credit issued for its account, or accept any deposits or advances or progress payments under contracts (collectively, "Indebtedness"), other than:

          (a) Indebtedness outstanding as of the Closing Date and as set forth on Schedule III, which Indebtedness may not be extended, refinanced or renewed;

          (b) the Indebtedness to the Bank outstanding as of the Closing Date or hereafter incurred;

          (c) Indebtedness owed by the Borrower to any Guarantor, which Indebtedness is not evidenced by any promissory notes or other evidences of debt on the date hereof but shall, if the Bank shall so request, be evidenced by one or more promissory notes, each of which shall be pledged, assigned and delivered to the Bank, in a manner satisfactory to the Bank in its sole discretion, as additional Collateral for the Loans;

          (c-1) Indebtedness owed by any Guarantor to the Borrower or another Guarantor, which Indebtedness was incurred to fund operating expenses incurred by the obligor of such Indebtedness for the benefit (at least in part) of the obligee thereof, and which Indebtedness is not evidenced by any promissory notes or other evidences of debt on the date hereof but shall, if the Bank shall so request, be evidenced by one or more promissory notes, each of which shall be pledged, assigned and delivered to the Bank, in a manner satisfactory to the Bank in its sole discretion, as additional Collateral for the Loans;

          (c-2) Indebtedness (other than Indebtedness permitted by subparagraph (c-1) above) owed by the Guarantors to the Borrower in an aggregate principal amount (for all such in Idebtedness taken as a whole for all Guarantors taken together) not in excess of the Commitment at any time outstanding, which Indebtedness is not evidenced by any promissory notes or other evidences of debt on the date hereof but shall, if the Bank shall so request, be evidenced by one or more promissory notes, each of which shall be pledged, assigned and delivered to the Bank, in a manner satisfactory to the Bank in its sole discretion, as additional Collateral for the Loans;

          (d) Indebtedness for the acquisition by purchase or capital lease of fixed or capital assets (excluding real property) secured by Liens permitted by Section 6.01(e) hereof, provided that such Indebtedness shall not exceed 100% of the purchase price or the lease payments, as the case may be, of the asset so acquired and securing such Indebtedness; and

          (e) trade payables incurred in the ordinary course of business and paid pursuant to their terms; and

          (f) Subordinated Debt.

     SECTION 6.03. Guarantees. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the obligations of any Person whether by agreement to purchase the Indebtedness of any other Person, whether for working capital maintenance, or whether by agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except (a) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (b) guaranties as set forth on Schedule IV attached hereto, which may not be extended or renewed, (c) guaranties by the Borrower or any Guarantor of Indebtedness permitted by Section 6.02 hereof, (d) guaranties by the Parent of operating leases permitted by Section 6.16 hereof, (e) the Guaranties and (f) other guaranties in favor of the Bank.

     SECTION 6.04. Sale of Assets, Consolidation or Merger, Sale and Leaseback.
(a) Sell, lease transfer or otherwise dispose of all or a substantial portion of its properties or assets, including without limitation the capital stock of any of its Subsidiaries, in one or a series of transactions; (b) consolidate or merge into any other corporation, or permit another corporation to merge into it, or acquire all or substantially all of the business, property or assets of any Person, except that any Subsidiary may merge with another Subsidiary so long as the surviving Subsidiary is a Guarantor Subsidiary and any Subsidiary may merge with Borrower so long as the Borrower is the surviving entity; (c) liquidate, wind up or dissolve or suffer any liquidation, winding up or dissolution of all or a substantial part of its business; or (d) enter into any arrangement, directly or indirectly, with any Person whereby it or any of its Subsidiaries shall sell or transfer property, real or personal, whether now owned or hereafter acquired, if it or any of its Subsidiaries, at the time of such sale or disposition intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

     SECTION 6.05. Sale of Notes. Sell, transfer, discount or otherwise dispose of notes, Accounts or other rights to receive payment with or without recourse, except (a) for the purpose of collection in the ordinary course of business, (b) pursuant to the Security Agreements and (c) with respect to Accounts, (i) customary trade allowances consistent with historic practices of the Borrower and the Guarantors and (ii) compromises of Accounts in the ordinary course of business, provided that such compromises shall not exceed $50,000 for all Accounts of the Borrower, the Parent and the Guarantor Subsidiaries taken together in the aggregate in any one calendar month.

     SECTION 6.06. Investments. Purchase or hold beneficially any stock, other securities, or evidences of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any loans or advances to or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

          (a) direct obligations of the United States of America or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or

          (b) money market mutual funds having assets in excess of $2,500,000,000; or

          (c) dollar denominated time certificates of deposit issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or

          (d) commercial paper rated not less than A-1 or P-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; or

          (e) loans permitted under Section 6.02(c) hereof; or

          (f) commission, travel and similar advances to officers and employees not in excess of $200,000 in the aggregate outstanding at any one time and made in the ordinary course of business as currently conducted; or

          (g) trade credit extended on customary terms in the ordinary course of business as currently conducted; or

          (h) investments in equity securities traded on a national securities exchange not to exceed $350,000 (based on cost of acquisition) during the term of this Agreement; or

          (i) investments in Subsidiaries subject to compliance with Section
     5.10 hereof.

     SECTION 6.07. Change in Business. Materially change or alter the nature of its business from the business currently engaged in.

     SECTION 6.08. Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than the amounts set forth below at any time during the periods indicated:

              Period                                Amount
              ------                                ------
  Closing Date to May 30, 1998           $9,000,000
  May 31, 1998 to May 30, 1999           Actual Consolidated Tangible Net Worth
                                         at May 31, 1997 + $750,000
  May 31, 1999 and thereafter            Actual Consolidated Tangible Net
                                         Worth at May 31, 1998 + $750,000

     SECTION 6.09. Debt to Worth Ratio. Permit the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth to be greater than 1.0:1.0 at any time.

     SECTION 6.10. Interest Coverage Ratio. Permit the ratio of (a) consolidated net income after taxes (excluding extraordinary gains) of the Borrower and the Guarantors plus consolidated depreciation and amortization expenses of the Borrower and the Guarantors plus Consolidated Interest Expense minus consolidated cash dividends of the Borrower and the Guarantors minus the aggregate cost of stock redemptions, retirements and repurchases for cash by the Borrower and the Guarantors and minus unfunded Consolidated Capital Expenditures of the Borrower and the Guarantors to (b) Consolidated Interest Expense, each of the foregoing calculated for the four (4) fiscal quarters next preceding any date of determination, to be less than 2.5:1.0 at any time.

     SECTION 6.11. Capital Expenditures. In the case of the Borrower and the Guarantors, permit Consolidated Capital Expenditures in any fiscal year of the Borrower to exceed $500,000.

     SECTION 6.12. Intentionally Omitted.

     SECTION 6.13. Dividends. Declare or pay any cash dividend on its capital stock or make any other distribution (in cash or otherwise) with respect to its capital stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of its capital stock or warrants or options therefor, except that the Borrower or any Guarantor may pay cash dividends and may redeem, retire or repurchase its stock for cash so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such action.

     SECTION 6.14. Subordinated Debt. Make any optional prepayment of, or purchase, redeem or otherwise acquire, or amend any provision in respect of the subordination or the terms of payment of any Subordinated Debt.

     SECTION 6.15. Other Prepayments. Make any payment of principal of any Indebtedness, with a maturity of more than one year, for borrowed money (except the Note) or for the deferred purchase price of property or services, except at the stated maturity of such Indebtedness or as required by applicable mandatory prepayment provisions (subject to any applicable subordination provisions).

     SECTION 6.16. Leases. In the case of the Borrower and the Guarantors, create, incur or assume any obligations for the rental, hire or lease of real or personal property under operating leases except operating leases entered into in the ordinary course of business the aggregate liability under which is not in excess of $400,000 in any fiscal year of the Borrower.

     SECTION 6.17. Accounting Policies and Procedures. Permit any change in the accounting policies and procedures of the Borrower or the Guarantors, other than as required by Generally Accepted Accounting Principles, including a change in the Borrower's or any Guarantor's fiscal year or tax status, without the prior consent of the Bank.

     SECTION 6.18. Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets or services to, or purchase, lease or otherwise acquire any property or assets or services from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or any

Guarantor's, business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor or any Subsidiary of the Borrower or any Guarantor than could be obtained in an arm's-length transaction with an unrelated third party.

VII. EVENTS OF DEFAULT

     SECTION 7.01. Events of Default. In the case of the happening of any of the following events ("Events of Default"):

          (a) default shall occur (i) in the payment of the principal of the Note when due; (ii) in the payment of interest on the Note or any Fees or any other amount due hereunder or under any of the other Loan Documents within five (5) days after such interest, Fees or other amount becomes due in accordance herewith;

          (b) any representation or warranty herein or in any other Loan Document, in any certificate or report furnished in connection herewith or in any amendment to this Agreement, shall prove to be false or misleading in any material respect when made or given or deemed made or given;

          (c) default (including default in payment) shall occur in respect of any Indebtedness (the outstanding principal balance of which, individually or in the aggregate, is $100,000 or more) of the Borrower or any Guarantor or any of their respective Subsidiaries (other than the Note) or any agreement or obligation related thereto (collectively, the "Obligations"), if the effect of such default, after giving effect to any applicable grace period, is to accelerate or to permit the acceleration of the maturity of such Obligation by the holder or obligee thereof (or a trustee on behalf of such holder or obligee) or such Obligation shall become due prior to the stated maturity thereof;

          (d) the Borrower, the Parent or any Guarantor shall default (other than pursuant to paragraphs (a) or (b) above) in the due observance or performance of any covenant or agreement to be performed pursuant to any of Sections 5.03, 5.04, 5.05, 5.06, 5.07 and 5.11 or Article VI this
     Agreement;

          (e) the Borrower, the Parent or any Guarantor shall default in the due observance or performance of any other covenant or agreement to be performed pursuant to this Agreement and such default shall continue unremedied for a period of fifteen (15) days after the occurrence thereof;

          (f) (i) the Borrower or any Guarantor shall default in the due observance or performance of any covenant or agreement to be performed by it pursuant to any Loan

     Document (other than this Agreement) which default is not cured within any applicable grace period or (ii) any Loan Document (other than this Agreement) shall cease to be in full force and effect or shall be declared (by a Person other than the Bank) to be null and void, or the validity or enforceability thereof shall be contested (by a Person other than the Bank) or any party thereto shall deny that it has any further liability to the Bank with respect thereto or any lien granted under any Security Agreement or the Assignment and Pledge Agreement shall cease to be a valid and first priority lien in favor of the Bank except as otherwise permitted by such agreement;

          (g) the Borrower, any Guarantor or any of their respective Subsidiaries shall (i) voluntarily commence any case, proceeding or other action or file any petition seeking relief under Title 11 of the United States Code or any other existing or future Federal domestic or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, any Guarantor or any of their respective Subsidiaries or for a substantial part of their property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (h) an involuntary case, proceeding or other action shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Guarantor or any of their respective Subsidiaries or of a substantial part of its property, under Title 11 of the United States Code or any other existing or future Federal, domestic or foreign bankruptcy, insolvency or similar law,
     (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, any Guarantor or any of their respective Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of the Borrower, any Guarantor or any of their respective Subsidiaries; and, in the case of each of clauses (i), (ii) and
     (iii), such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

          (i) there shall be commenced against the Borrower, any Guarantor or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty
     (60) days from the entry thereof;

          (j) final judgments or orders for the payment of money in excess of $100,000 individually or in the aggregate shall be rendered against the Borrower, any Guarantor or any of their respective Subsidiaries which is not otherwise covered by insurance from a licensed and reputable insurance company which has not disavowed coverage and the same shall remain undischarged, unsatisfied or unbonded for a period of 30 days during which execution shall not be effectively stayed;

          (k) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Guarantor or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any Guarantor or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would subject the Borrower or any Guarantor to a tax, penalty or other liabilities, which, in the aggregate are material in relation to the business, operations, property or financial or other condition of the Borrower or any Guarantor;

          (l) the Borrower or any Guarantor shall become liable at any time for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $100,000;

          (m) the Parent shall at any time and for any reason cease to own or control 100% of the outstanding capital stock of the Borrower or 80% of the outstanding capital stock of Catch/21 Enterprises, Inc.;

          (n) the occurrence of any event or condition which results in any Person or group (as such term is defined in Rule 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended from time to time) other than a Person or group that is actively involved in the day to day management of the Parent on the date of this Agreement (i) acquiring beneficial ownership of 30% or more of any outstanding class of capital stock of the Parent having ordinary voting power in the election of directors of the Parent or
     (ii) obtaining the power (whether or not exercised) to elect a majority of the Parent's directors;

      then, at any time thereafter during the continuance of any such event, the Bank may, by written notice to the Borrower (i) terminate the Commitment and (ii) declare the Note and the Loan to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, provided, however, that if an event specified in Section 7.01(g) or (h) hereof shall have occurred, the Commitment shall automatically and immediately terminate and the Note and Loan shall immediately and automatically become due and payable, and the Bank in each instance shall have the right to exercise its rights under the Loan Documents and such other rights as are permitted by law.

VIII. MISCELLANEOUS

     SECTION 8.01. Notices. All notices, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered by hand or facsimile at the address set forth below, or if sent by certified mail, three days after the day on which mailed, or, in the case of an overnight courier service, one (1) Business Day after timely delivery to such courier service for next-Business-Day delivery, in each case to the address or facsimile number set forth below, or to such other address of which any party hereto shall notify the other parties in a notice complying as to delivery with the provisions of this Section 8.01:

          (a) if to the Bank, at

              The Chase Manhattan Bank
              395 North Service Road
              Suite 302
              Melville, NY 11747
              Attention: Account Officer - TSR Consulting Services, Inc.
              Fax: 516-755-0152

          (b) if to the Borrower or any Guarantor, at

              c/o TSR, Inc.
              400 Oser Avenue
              Hauppauge, NY 11788
              Attention: Mr. John G. Sharkey, Vice President, Finance and Secretary

              with a copy to

              Bachner, Tally, Polevoy & Misher LLP
              380 Madison Avenue
              New York, NY 10017-2590
              Attention: Suzanne L'Hernault, Esq.
              Fax: 212-682-5729

     SECTION 8.02. Survival of Agreement; Successors and Assigns. (a) All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Bank of the Loans herein contemplated and the execution and delivery to the Bank of the Note evidencing such Loans and shall continue in full force and effect so long as the Note is outstanding and unpaid or the Commitment is outstanding.

     (b) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of the Borrower and the Guarantors which are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the Bank and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement or any of the other Loan Documents. The Bank shall not have any obligation to any Person not a party to this Agreement or any of the other Loan Documents.

     SECTION 8.03. Expenses of the Bank; Indemnification.

     (a) The Borrower and the Guarantors will pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, development and execution of the Loan Documents and any amendment, supplement or modification to this Agreement, the Note and the other Loan Documents including, without limitation, the fees and disbursements of counsel to the Bank (including without limitation allocation of the cost of in-house counsel to the Bank whether or not the transactions hereby contemplated shall be consummated), the making of the Loans hereunder, the costs and expenses incurred in connection with the enforcement or preservation of any rights of the Bank under this Agreement, the Note and the other Loan Documents or in connection with the Loans, including without limitation the fees and disbursements of counsel to the Bank (including without limitation allocation of the cost of in-house counsel to the Bank for services which do not duplicate services rendered by other counsel to the Bank).

     (b) Each of the Borrower and each Guarantor agrees to indemnify the Bank and its directors, officers, employees and agents (the "Indemnified Parties") against, and to hold the Bank and each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurr ed by or asserted against the Bank or any Indemnified Party arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement or any other Loan Documents,

(iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Bank or any Indemnified Party is a party thereto; provided, however, that such indemnity shall not, as to the Bank or any Indemnified Party, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Bank or any Indemnified Party.

     (c) The provisions of this Section 8.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Documents, or any investigation made by or on behalf of the Bank. All amounts due under this Section 8.03 shall be payable on written demand therefor explaining in reasonable detail the nature of such claim and the basis for calculating such amount.

     SECTION 8.04. Applicable Law. This Agreement, the Note and the other Loan Documents (other than those containing a contrary express choice of law) shall be governed and construed by and interpreted in accordance with the internal laws of the State of New York.

     SECTION 8.05. Waiver of Rights by the Bank; Waiver of Jury Trial, etc. (a) Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under any other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (i) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement and/or the Loan Documents to which it is a party by, among other things, the mutual waivers and certifications herein.

     (b) EACH OF THE BORROWER, EACH GUARANTOR AND THE BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR ACTION IN ANY WAY, INVOLVING OR ARISING, DIRECTLY OR INDIRECTLY, OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     SECTION 8.06. Acknowledgments. Each of the Borrower and each Guarantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents to which it is a party;

          (b) the Bank does not have any fiduciary relationship with it and the relationship between the Bank, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Borrower, the Guarantors and the Bank.

     SECTION 8.07. Consent to Jurisdiction. (a) Each of the Borrower and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceedings arising out of or relating to any Loan Documents and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such a court or the fact that such court is an inconvenient forum.

     (b) Each of the Borrower and each Guarantor irrevocably and unconditionally consents to the service or process in any such action or proceeding in any of the aforesaid courts by the mailing of copies of such process to them by certified or registered mail at its address specified in Subsection 8.01.

     SECTION 8.08. Extension of Maturity. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in computing interest.

     SECTION 8.09. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by the Borrower, any Guarantor or any of their respective Subsidiaries therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, the Borrower and each other party to be charged and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower, the Guarantors or any of their respective Subsidiaries in any case shall entitle the Borrower, the Guarantors or any of their respective Subsidiaries, as the case may be, to any other or further notice or demand in the same, similar or other circumstance.

     SECTION 8.10. Participations and Assignments. (a) Neither the Borrower nor the Guarantors may assign or transfer any of their interests under this Agreement, the Note or any other Loan Documents without the prior written consent of the Bank.

     (b) The Bank reserves the right to grant participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitment to such banks or other institutional lenders as it may choose, including, without limitation, any Federal Reserve Bank in accordance with applicable law and without the consent of the Borrower or the Guarantors, which consent is deemed to be granted.

     SECTION 8.11. Reinstatement; Certain Payments. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the obligations under this Agreement, the Bank shall give prompt notice of such claim to the Borrower, and if the Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (b) any settlement or compromise of any such claim effected by the Bank with any such claimant, then and in such event each of the Borrower and each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of the Note, any Guaranty or any other instrument evidencing the obligations under this Agreement or the Guaranties or the termination of this Agreement, and each of the Borrower and each Guarantor shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

     SECTION 8.12. Right of Setoff. In addition to any rights and remedies of the Bank provided by law, the Bank and each of its Affiliates, including without limitation Chase Securities, Inc., is hereby authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and the Guarantors) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any Affiliate of the Bank to or for the credit or the account of the Borrower or any Guarantor against any and all the obligations of the Borrower (including its obligations as guarantor) or any Guarantor now or hereafter existing under this Agreement, the Note, and any of the other Loan Documents to which such Person is a party and pursuant to which such Person is obligated to the Bank, irrespective of whether or not the Bank shall have made any demand under such Loan Document and although such obligations may be in any currency, direct or indirect, absolute or contingent, matured or unmatured. The Bank agrees to promptly notify the Borrower or the appropriate Guarantor after any such setoff and application made by the Bank or such Affiliate, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     SECTION 8.13. Severability. In case any one or more of the provisions contained in this Agreement or in the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     SECTION 8.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     SECTION 8.15. Entire Agreement; Cumulative Remedies.

     (a) This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto as to the subject matter hereof and thereof and supersede any previous agreement, oral or written, as to such subject matter.

     (b) The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.16. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 8.17. Exhibits and Schedules. Exhibits A, B and C and Schedules I through IV shall constitute integral parts of this Agreement.

     IN WITNESS WHEREOF, the Borrower, the Guarantors and the Bank have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                      TSR  CONSULTING SERVICES, INC.

                                      By: /s/ JOHN G. SHARKEY
                                          -------------------------------------
                                          John G. Sharkey
                                          Vice President

                                      TSR, INC.

                                      By: /s/ JOHN G. SHARKEY
                                          --------------------------------------
                                          John G. Sharkey
                                          Vice President, Finance

                                      CATCH 21/ENTERPRISES, INCORPORATED

                                      By: /s/ JOHN G. SHARKEY
                                          --------------------------------------
                                              John G. Sharkey
                                              Vice President

                                      THE CHASE MANHATTAN BANK

                                      By: /s/ PHYLLIS A. SAWYER
                                          --------------------------------------
                                              Phyllis A. Sawyer
                                              Vice President